                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                EXCHANGE ACT OF 1934 (AMENDMENT NO.           )

     Filed by the Registrant [X]
     Filed by a Party other than the Registrant [ ]
     Check the appropriate box:
     [X] Preliminary Proxy Statement       [ ] Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
     [ ] Definitive Proxy Statement
     [ ] Definitive Additional Materials
     [ ] Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

                           PONDER INDUSTRIES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)


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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
     [X] No fee required.
     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(l) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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
                             PONDER INDUSTRIES, INC.
                         5005 Riverway Drive, Suite 550
                              Houston, Texas 77056
                            Telephone: (713) 965-0653


                              October ______, 1998


Dear Stockholder:

        On behalf of the Board of Directors, I cordially invite you to attend a Special Meeting of the Stockholders of Ponder Industries, Inc. The Special Meeting will be held Wednesday, November 11, 1998, at 10:00 a.m. C.S.T. at the Holiday Inn Crowne Plaza Hotel, 2222 West Loop South, Houston, Texas 77027. The formal Notice of Special Meeting is set forth in the enclosed material.

        The matter to be acted upon at the meeting is described in the attached Proxy Statement. Following the meeting, stockholders will have the opportunity to ask questions and comment on Ponder Industries, Inc.'s operations.

        It is important that your views be represented whether or not you are able to be present at the Special Meeting. Please sign and return the enclosed proxy card promptly.

        We appreciate your investment in Ponder Industries, Inc. and urge you to return your proxy card as soon as possible.

                                         Sincerely,



                                         Eugene L. Butler
                                         President, Chief Executive Officer and
                                         Chairman of the Board

                             PONDER INDUSTRIES, INC.
                         5005 Riverway Drive, Suite 550
                              Houston, Texas 77056

                    Notice Of Special Meeting Of Stockholders
                          To Be Held November 11, 1998

To the Stockholders of Ponder Industries, Inc.:

        NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders of Ponder Industries, Inc., a Delaware corporation (the "Company"), will be held at the Holiday Inn Crowne Plaza Hotel, 2222 West Loop South, Houston, Texas 77027, on November 11, 1998, at 10:00 a.m. C.S.T., to consider a proposal to amend the Certificate of Incorporation, as amended, of the Company to effect a one-for-five reverse stock split in order to increase the bid price of Common Stock above the $1 per share minimum required for continued listing on the NASDAQ Automated Quotation System, and to conduct such other business as may properly come before the meeting.

        The Board of Directors has fixed the close of business on September 30, 1998, as the record date for the determination of stockholders entitled to receive notice of and to vote at the Special Meeting. A list of all stockholders entitled to vote at the meeting will be maintained at the principle offices of the Company, 5005 Riverway Drive, Suite 550, Houston, Texas, and will be available during ordinary business hours for a period of ten days prior to the meeting. The list will be open to the examination by any stockholder for any purpose germane to the meeting. The list will also be produced at the meeting and will be open for the whole time thereof.

        So that we may be sure your shares will be voted at the Special Meeting, please date, sign and return the enclosed proxy promptly. For your convenience, a postpaid return envelope is enclosed for your use in returning your proxy. If you attend the meeting, you may revoke your proxy and vote in person.

                                      By Order of the Board of Directors,



                                      Eugene L. Butler
                                      President and Chief Executive Officer
Houston, Texas
October _____, 1998
                         ------------------------------

        YOU ARE CORDIALLY INVITED TO ATTEND THE SPECIAL MEETING IN PERSON. EVEN IF YOU PLAN TO BE PRESENT, PLEASE MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY AT YOUR EARLIEST CONVENIENCE IN THE ENVELOPE PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE MEETING, YOU MAY VOTE EITHER IN PERSON OR BY YOUR PROXY.

                             PONDER INDUSTRIES, INC.

                         5005 Riverway Drive, Suite 550
                              Houston, Texas 77056


                  --------------------------------------------

                                 PROXY STATEMENT

                  --------------------------------------------



                 SOLICITATION OF PROXY, REVOCABILITY AND VOTING

        The enclosed proxy is solicited on behalf of the Board of Directors (the "Board") of Ponder Industries, Inc., a Delaware corporation (the "Company"), for use at a Special Meeting of Stockholders (the "Special Meeting") of the Company to be held on November 11, 1998, and at any adjournment or postponement thereof.

        The securities of the Company entitled to vote at the Special Meeting consist of shares of common stock, $0.01 par value ("Common Stock"). At the close of business on September 30, 1998 (the "Record Date"), there were outstanding and entitled to vote 46,301,475 shares of Common Stock. The holders of record of Common Stock on the Record Date will be entitled to one vote per share. This Proxy Statement is being mailed on or about October __, 1998, to the holders of record of Common Stock on the Record Date.

VOTING AND PROXY PROCEDURES

        Properly executed proxies received in time for the Special Meeting will be voted. Stockholders are urged to specify their choice on the proxy, but if no choice is specified, eligible shares will be voted for the proposal to amend the Certificate of Incorporation, as amended, of the Company to effect a one-for-five reverse stock split in order to increase the bid price of Common Stock above the $1 per share minimum required for continued listing on the NASDAQ Automated Quotation System (the "Proposal"). If the enclosed form of proxy is executed and returned, it may nevertheless be revoked by a later-dated proxy or by written notice filed with the Secretary of the Company at the Company's executive offices at any time before the enclosed proxy is exercised. Stockholders attending the Special Meeting may revoke their proxies and vote in person. The Company's executive offices are located at 5005 Riverway Drive, Suite 550, Houston, Texas 77056.

        The holders of a majority of the total shares of Common Stock issued and outstanding at the close of business on the Record Date, whether present in person or represented by proxy, will constitute a quorum for the transaction of business at the Special Meeting. The affirmative vote of a majority of the total shares of Common Stock outstanding and entitled to vote at the Special Meeting is required for the approval of the Proposal.

        Abstentions are counted toward the calculation of a quorum but are not treated as either a vote for or against the Proposal. An abstention has the same effect as a vote against the Proposal. Any unvoted position in a brokerage account will be considered as not voted and will not be counted toward fulfillment of quorum requirements.

        The cost of solicitation of proxies will be paid by the Company. In addition to solicitation by mail, proxies may be solicited by the directors, officers and employees of the Company, without additional compensation, by personal interview, telephone, telegram or otherwise. Arrangements will also be made with brokerage firms and other custodians, nominees and fiduciaries who hold the voting securities of record for the forwarding of solicitation materials to the beneficial owners thereof. The Company will reimburse such brokers, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection therewith. The Company has hired Corporate Investor Communications, Inc. to assist in obtaining proxies.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth information concerning any person who was the beneficial owner of five percent or more of the Company's outstanding Common Stock as of September 18, 1998. The table also shows information concerning beneficial ownership by all directors, by each of the executive officers named in the Summary Compensation Table contained in the Proxy Statement to the Company's 1998 Annual Meeting of Stockholders and by all directors and executive officers as a group. For purposes of this Proxy Statement, beneficial ownership is defined in accordance with the rules of the Securities and Exchange Commission (the "Commission"), to mean generally the power to vote or dispose of shares, regardless of any economic interest therein. Unless otherwise indicated, each person has the sole dispositive and voting power (or shares such powers with his or her spouse) with respect to the shares set forth in the following table.

                                                          AMOUNT AND NATURE OF       PERCENT
                                                          BENEFICIAL OWNERSHIP      OF CLASS#
                                                          --------------------      ---------

White Owl Capital Partners (1)(2).....................       17,350,000               35.16%
20 Pine Brook Road
Bedford, New York 10506
Steven A. Webster(1)(2)...............................       17,340,000               35.14%
William R. Ziegler (1)(2).............................       17,090,000               34.63%
Eugene L. Butler(3)...................................          759,623                1.61%
Frank J. Wall(4)......................................          142,114                  *
Rittie W. Milliman, Sr.(5)............................           26,500                  *
Joe R. Nemec(6).......................................          166,043                  *
John Roane(6).........................................           65,767                  *
John M. Le Seelleur(7)(8).............................           98,833                  *
All directors and executive officers as a group (12
persons)(2)(7)(9) ....................................       18,949,082               37.49%

======================
(#) Based on 46,301,405 shares of Common Stock issued and outstanding as of
    September 18, 1998.
(*) Represents less than one percent


(1) White Owl Capital Partners ("White Owl") is a general partnership of Mr. Webster and Mr. Ziegler. Mr. Ziegler and Mr. Webster are also general partners of Somerset Capital Partners ("SCP").
(2) Includes (a) 10,000,000 shares of Common Stock held by White Owl Investors L.L.C., of which White Owl is the managing member, (b) 3,040,000 shares of Common Stock held by White Owl, (c) 1,000,000 shares of Common Stock held by SCP, (d) 3,040,000 shares of Common Stock issuable upon exercise of certain warrants held by White Owl and (e) 20,000 shares of Common Stock issuable upon exercise of options granted to Messrs. Le Seelleur, Webster and Ziegler pursuant to the 1998 Directors' Stock Option Plan.
(3) Includes 11,000 shared of Common Stock issuable upon exercise of options granted pursuant to the 1994 Directors' Stock Option Plan, 10,000 shares of Common Stock issuable upon exercise of options granted pursuant to the 1998 Directors' Stock Option Plan and 700,000 shares of Common Stock issuable upon exercise of options granted to Mr. Butler on September 30, 1997, and 8,123 shares of Common Stock held in Mr. Butler's 401(k) plan account as of the Record Date.

(4) Includes 22,000 shares of Common Stock issuable upon exercise of options granted pursuant to the 1994 Directors' Stock Option Plan, 10,000 shares of Common Stock issuable upon exercise of options granted pursuant to the 1998 Directors' Stock Option Plan and 132,000 shares of Common Stock issuable upon exercise of options granted to Mr. Wall on September 30, 1997, and 7,756 shares of Common Stock held in Mr. Wall's 401(k) plan account as of the Record Date.
(5) Includes 16,500 shares of Common Stock issuable upon exercise of options granted pursuant to the 1994 Directors' Stock Option Plan, and 10,000 shares of Common Stock issuable upon exercise of options granted pursuant to the 1998 Directors' Stock Option Plan.
(6) Includes 22,000 shares of Common Stock issuable upon exercise of options granted pursuant to the 1994 Directors' Stock Option Plan, and 10,000 shares of Common Stock issuable upon exercise of options granted pursuant to the 1998 Directors' Stock Option Plan.
(7) Does not include 1,200,000 shares of the Company's Common Stock held by Panther Oil Tools, Ltd., a Jersey, Channel Islands corporation ("Panther"). Mr. Le Seelleur is the owner of 70% of the outstanding capital stock of Panther and may be deemed to be the beneficial owner of such shares.
(8) Includes 5,500 shares of Common Stock issuable upon exercise of options granted pursuant to the 1994 Directors' Stock Option Plan, and 10,000 shares of Common Stock issuable upon exercise of options granted pursuant to the 1998 Directors' Stock Option Plan.
(9) Includes 1,193,000 shares of Common Stock issuable upon the exercise of options held by officers and directors, 998,475 shares of Common Stock held in officers' 401(k) plan accounts as of the Record Date.


         PROPOSAL TO AMEND THE COMPANY'S CERTIFICATE OF INCORPORATION TO
                  EFFECTUATE A ONE-FOR-FIVE REVERSE STOCK SPLIT

Introduction

        The Company's Board of Directors has adopted a resolution to effectuate a one-for-five reverse stock split (the "Reverse Split") of the Company's Common Stock effective as of November 13, 1998. The effect of the Reverse Split upon holders of Common Stock will be that the total number of shares of the Company's Common Stock held by each stockholder will be automatically converted, without any action on the part of the stockholders, into the number of whole shares of Common Stock equal to the number of shares of Common Stock owned immediately prior to the Reverse Split divided by five, adjusted, as described below, for any fractional shares.

        Assuming the Reverse Split is approved by the Company's stockholders at the Special Meeting, each stockholder's percentage ownership interest in the Company and proportional voting power will remain unchanged except for minor differences resulting from adjustments for fractional shares. The rights and privileges of the holders of shares of Common Stock will be substantially unaffected by the Reverse Split.

        No certificates or scrip representing fractional shares of the Company's Common Stock will be issued to stockholders because of the Reverse Split. In the event that any stockholder shall be entitled to any fractional share interest due to the Reverse Split, the Company shall pay such stockholder in cash the fair market value of such fractional share interest.

Reasons for the Reverse Split

        The Company's shares of Common Stock have been listed, and have traded, on the National Association of Securities Dealers Automated Quotation ("NASDAQ") system since July 24, 1990, when the Company completed its initial public offering. For continued listing on the NASDAQ system, it is necessary that, among other things, the minimum bid price of the Company's shares of Common Stock exceed $1.00 per share.

        Over the past several months, the bid price of the Company's shares of Common Stock has gradually decreased and has fallen below $1.00. As a result, the Company's shares of Common Stock are in danger of being delisted from the NASDAQ system. Management believes that if the Reverse Split is approved by the stockholders at the Special Meeting, and the Reverse Split is effectuated, then the Company's shares of Common Stock will have a minimum bid price in excess of $1.00 per share and, therefore, continue to be listed and traded on the NASDAQ system.

        If the Reverse Split is not approved by the stockholders at the Special Meeting, then it is highly likely that the Company's shares of Common Stock will cease to be listed and traded on the NASDAQ system. In such event, the shares of Common Stock will likely be quoted in the "pink sheets" maintained by the National Quotation Bureau, Inc., the spread between the bid and ask price of the shares of Common Stock is likely to be greater than at present and stockholders may experience a greater degree of difficulty in engaging in trades and shares of Common Stock.

Implementation of the Reverse Split

        The Reverse Split will be formally implemented by amending the present Article Fourth of the Company's Certificate of Incorporation, as amended, to add the following paragraph:

               "Effective as of 5:00 p.m., Eastern time, on November 13, 1998, all outstanding shares of Common Stock held by each holder of record on such date shall be automatically combined at the rate of one-for-five without any further action on the part of the holders thereof or this corporation. No fractional shares shall be issued. In the event that any stockholder shall be entitled to any fractional share interest due to the Reverse Split, the Company shall pay such stockholder in cash the fair market value of such fractional share interest."

        Assuming the Reverse Split is approved by the stockholders at the Special Meeting, an appropriate amendment to the Company's Certificate of Incorporation, as amended, will be filed with the Secretary of State of Delaware.

Principal Effects of the Reverse Split

        Stockholders have no right under Delaware law or under the Company's Certificate of Incorporation or Bylaws to dissent from the Reverse Split.

        The Company has an authorized capital of 10,000,000 shares of Preferred Stock, par value $.01 per share, and 150,000,000 shares of Common Stock, par value $.01 per share, as of September 30, 1998. The authorized capital stock of the Company will not be reduced or otherwise affected by the Reverse Split. The number of issued and outstanding shares of Common Stock of the Company on that date was 46,301,405. Based upon the Company's best estimate, the aggregate number of shares of Common Stock that will be issued and outstanding on November 13, 1998 after giving effect to the Reverse Split is 9,260,201.

        The Reverse Split may result in some stockholders owning "odd-lots" of less than 100 shares of Common Stock. Brokerage commissions and other costs of transactions in odd-lots are generally somewhat higher than the costs of transactions in "round-lots" of even multiples of 100 shares.

Dilution

        The Company has previously issued, and has outstanding, various options, warrants and rights to purchase 8,643,479 shares of its Common Stock. If the Reverse Split is approved by the stockholders at the Special Meeting, in general, both the per share exercise price and the number of shares subject to each such option, warrant and right will be affected by the Reverse Split. In many instances, the per share exercise price of an option, warrant or right will increase by 500%, and the number of shares subject to such option, warrant or right will be reduced by 80%.

        As a result, if the Reverse Split is implemented, it is possible that the holders of all or a substantial number of the outstanding options, warrants and rights to purchase shares of the Company's Common Stock will determine that it is not in their best interests to exercise such options, warrants or rights. If and to the extent that such is the case, each stockholder's percentage ownership interest in the Company and proportional voting power will not be proportionately reduced as the result of the exercise of such outstanding options, warrants and rights.

Exchange of Stock Certificates

        Assuming the Reverse Split is approved by the stockholders, stockholders will be required to exchange their stock certificates for new certificates representing the shares of new Common Stock. Stockholders will be furnished with the necessary materials and instructions for the surrender and exchange of stock certificates at the appropriate time by the Company's transfer agent. Stockholders will not be required to pay a transfer or other fee in connection with the exchange of certificates. Stockholders should not submit any certificates until requested to do so.

Federal Income Tax Consequences

        The following description of Federal income tax consequences is based upon the Internal Revenue Code of 1986, as amended, the applicable Treasury Regulations promulgated thereunder, judicial authority and current administrative rulings and practices as in effect on the date of this Proxy Statement. This discussion is for general information only and does not discuss consequences which may apply to special classes of taxpayers (e.g., non-resident aliens, broker-dealers or insurance companies). Stockholders are urged to consult their own tax advisors to determine the particular consequences to them.

        The exchange of shares of Common Stock for shares of new Common Stock will not result in recognition of gain or loss. The holding period of the shares of new Common Stock will include the stockholder's holding period for the shares of Common Stock exchanged therefor, provided that the shares of Common Stock were held as a capital asset. The adjusted basis of the shares of new Common Stock will be the same as the adjusted basis of the shares of Common Stock exchanged therefor.

Vote and Recommendation

        The affirmative vote of the holders of a majority of all of the outstanding shares of Common Stock of the Company is required to approve the Reverse Split. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE PROPOSAL TO APPROVE THE REVERSE SPLIT.

Stockholder Proposals for 1999 Annual Meeting

        The deadline for submission of stockholder proposals pursuant to Rule 14a-8 under the Securities Exchange Ace of 1934, as amended ("Rule 14a-8"), for inclusion in the Company's proxy statement for its 1999 annual meeting of stockholders is December 10, 1998. After February 23, 1998, notice to the Company of a stockholder proposal submitted otherwise than pursuant to Rule 14a-8 will be considered untimely, and the person named in proxies solicited by the Board of Directors of the Company for its 1999 Annual Meeting of Stockholders may exercise discretionary authority voting power with respect to any such proposal as to which the Company does not receive timely notice.


                                    By Order of the Board of Directors




                                    EUGENE L. BUTLER
                                    President, Chief Executive Officer and
                                    Chairman of the Board of Directors

Houston, Texas
Dated:  October _____, 1998

                             PONDER INDUSTRIES, INC.



    |      PROXY -- SPECIAL MEETING OF STOCKHOLDERS -- November 11, 1998
    |
    |      THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
    |
    |       Please mark, sign, date and return in the enclosed envelope.
    |
    |           The undersigned stockholder of Ponder Industries, Inc. (the
    |      "Company") hereby appoints Eugene L. Butler and Gerald A.
 P  |      Slaughter, or each of them, proxies of the undersigned with full
 R  |      power of substitution to vote at the Special Meeting of
 O  |      Stockholders of the Company to be held on Wednesday, November 11,
 X  |      1998, at 10:00 a.m., Central Standard Time, at the Holiday Inn
 Y  |      Crowne Plaza Hotel, 2222 West Loop South, Houston, Texas, and at
    |      any adjournment thereof, the number of votes which the
    |      undersigned would be entitled to cast if personally present:
    |
    |      (1)     Proposal to amend the Certificate of Incorporation of the
    |              Company to effect a one-for-five reverse split
    |
    |              [ ]  FOR          [ ]  AGAINST          [ ]  ABSTAIN
    |
    |      (2)     To consider and act upon any other matter which may properly
    |              come before the meeting or any adjournment thereof.

               all as more particularly described in the Proxy Statement dated October ____, 1998, relating to such meeting, receipt of which is hereby acknowledged.

                      This proxy when properly executed will be voted in the
               manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR the proposal.

                                            -----------------------------------


                                            -----------------------------------
                                                Signature of Stockholder(s)

                                            Please sign your name exactly as it
                                            appears hereon. Joint owners must
                                            each sign. When signing as attorney,
                                            executor, administrator, trustee or
                                            guardian, please give your full
                                            title as it appears hereon.

                                            Dated ______________________, 1998.